Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Wisconsin Energy Corporation listed below of our report dated February 6, 2001 relating to the financial statements and financial statement schedule for the year ended December 31, 2000, which appears in this Form 10-K:
1.	Registration Statement on Form S-3 (Registration No. 333-34854) -- Stock Plus Investment Plan.

2.	Registration Statement on Form S-8 (Registration No. 333-86467) -- Employee Retirement Savings Plan.

3.	Registration Statements on Form S-8 (Registration Nos. 33-65225, 333-41104 and 333-65356) -- 1993 Omnibus Stock Incentive Plan.

4.	Registration Statement on Form S-8 (Registration No. 333-35800) -- Assumed WICOR 401(k) Plans.

5.	Registration Statement on Form S-8 (Registration No. 333-35798) -- Assumed WICOR Stock Options.

6.	Registration Statement on Form S-3 (Registration No. 333-69592) -- Debt and Other Securities.

/s/PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
February 28, 2003